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                                                                    EXHIBIT 5.01



                                 June 17, 1999


HNC Software Inc.
5935 Cornerstone Court West
San Diego, CA 92121-3728

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on or about June 17, 1999 in connection with the registration under the Securities Act of 1933, as amended, of: (i) an aggregate of 2,000,000 additional shares of the Common Stock, $0.001 par value (the "Common Stock"), of HNC Software Inc., a Delaware corporation (the "Company"), reserved for issuance by the Company under its 1995 Equity Incentive Plan (the "Equity Plan"); (ii) an aggregate of 250,000 additional shares of the Company's Common Stock, reserved for issuance by the Company upon exercise of purchase rights granted or to be granted under its 1995 Employee Stock Purchase Plan (the "Employee Plan"); and (iii) an aggregate of 200,000 additional shares of the Company's Common Stock, reserved for issuance by the Company under its 1995 Directors Stock Option Plan (the "Directors Plan") (all such foregoing 2,450,000 shares of the Company's Common Stock being hereinafter referred to as the "Stock").

        In rendering this opinion, we have examined the following:

        (1) your registration statement on Form S-1 (File Number 33-91932) filed with and declared effective by the Commission on June 20, 1995, together with the Exhibits filed as a part thereof;

        (2) your registration statement on Form 8-A filed with the Commission on May 26, 1995, together with the order of effectiveness issued by the Commission therefor on June 20, 1995;

        (3) your Registration Statements on Form S-8 (File Nos. 33-92902, 333-14323, 333-18871, 333-42819, 333-46875, 333-50623, 333-62195
             and 333-71923) filed with the Commission.

        (4) the Registration Statement, together with the Exhibits filed as a part thereof;

        (5) the Prospectuses prepared in connection with the Registration Statement;

        (6) the Nasdaq National Market Listing of Additional Shares Notifications prepared in connection with the Registration Statement;

        (7) the Equity Plan and related award grant and exercise agreement forms;

        (8)  the Employee Plan and related subscription agreement form;

        (9) the Directors Plan and related award grant and exercise agreement forms;




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        (10) the Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on June 13, 1996 and the Bylaws of the Company, both as filed by the Company with its Report on Form 10-Q for the quarter ended June 30, 1996;

        (11) the minutes of meetings and actions by written consent of the stockholders and Board of Directors of the Company that are contained in your minute books that are in our possession;

        (12) A certificate from your transfer agent Boston Equiserve dated of even date herewith, verifying the number of your issued and outstanding shares of capital stock as of June 16, 1999, a list of outstanding options to purchase shares of the Company's capital stock that was prepared by you and dated as of June 16, 1999 verifying the number of such issued and outstanding securities and oral confirmation from both Boston Equiserve and the Company that such certificate and such list are true and correct as of June 17, 1999; and

        (13) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and the completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to any case law or secondary sources) the existing Delaware General Corporation Law.

        In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded or been made subject to any Commission stop order and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

        Our opinions in paragraphs (i) through (iii) below are given on the respective assumptions that: (x) the 2,000,000 shares of Common Stock of the Company referred to in paragraph (i) may not be issued and sold by the Company in accordance with the Equity Plan unless and until such shares, at the time in question, are explicitly reserved and available for issuance under the Equity Plan or become issuable under the Equity Plan in the future by virtue of the terms of Section 2.1 of the Equity Plan, which provide that certain shares issuable upon exercise of stock options




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granted under the "Prior Plan" (as such term is defined in the Equity Plan) that expire or become unexercisable without having been exercised are available for grant and issuance under the Equity Plan; (y) the 250,000 shares of Common Stock of the Company referred to in paragraph (ii) may not be issued and sold by the Company in accordance with the Employee Plan unless and until such shares, at the time in question, are explicitly reserved and available for issuance under the Employee Plan; and (z) the 200,000 shares of Common Stock of the Company referred to in paragraph (iii) may not be issued and sold by the Company in accordance with the Directors Plan unless and until such shares, at the time in question, are explicitly reserved and available for issuance under the Directors Plan.

        Based upon the foregoing, it is our opinion that:

        (i) the 2,000,000 additional shares of Common Stock that may be issued and sold by you upon the exercise of stock options, the purchase of restricted stock or awards of stock bonuses awarded or to be awarded under the Equity Plan, when issued and sold in accordance with the Equity Plan and the stock option, restricted stock purchase agreement or stock bonus agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Equity Plan and the Registration Statement, will be validly issued, fully paid and nonassessable;

        (ii) the 250,000 additional shares of Common Stock that may be issued and sold by you upon the exercise of purchase rights granted or to be granted under the Employee Plan, when issued and sold in accordance with the Employee Plan and the subscription agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Employee Plan and the Registration Statement, will be validly issued, fully paid and nonassessable; and

        (iii) the 200,000 additional shares of Common Stock that may be issued and sold by you upon the exercise of stock options awarded or to be awarded under the Directors Plan, when issued and sold in accordance with the Directors Plan and the stock option agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Directors Plan and the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

        This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                        Very truly yours,


                                        FENWICK & WEST LLP